UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 23, 2005

UNIVERSAL COMPRESSION HOLDINGS, INC.
UNIVERSAL COMPRESSION, INC.

(Exact name of registrants as specified in their charters)

Delaware Texas	001-15843 333-48279	13-3989167 74-1282680
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4444 Brittmoore Road Houston, Texas		77041
(Address of principal executive offices)		(Zip Code)

Registrants’ telephone number, including area code: (713) 335-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

A.                                   Base Salaries for 2005

On May 23, 2005, the Compensation Committee of the Board of Directors of Universal Compression Holdings, Inc. (the “Company”) approved the annual base salaries of the Company’s executive officers after a review of performance and competitive market data.  The following table sets forth the annual base salary levels of the executive officers to be effective as of July 4, 2005:

NAME	BASE SALARY

Stephen A. Snider	$500,000
Ernie L. Danner	$320,000
J. Michael Anderson	$295,000
D. Bradley Childers	$275,000
Kirk E. Townsend	$300,000
Richard Leong	$230,000

B.                                     Officers’ Incentive Plan

On April 30, 2004, the Compensation Committee approved the Officer’s Incentive Plan for the Company’s fiscal year 2005 (the “2005 Bonus Plan”).  The 2005 Bonus Plan provides each executive officer with the potential to earn a cash bonus expressed as a percentage of salary.  A summary of the 2005 Bonus Plan is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

(c)                                  Exhibits

Exhibit No.	Description

10.1	Summary of Officers’ Incentive Plan for Fiscal Year 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

UNIVERSAL COMPRESSION HOLDINGS, INC. UNIVERSAL COMPRESSION, INC.
(Registrants)

Date: May 27, 2005
	By:	/s/ D. BRADLEY CHILDERS
D. Bradley Childers
Senior Vice President, Business Development, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Summary of Officers’ Incentive Plan for Fiscal Year 2005